Exhibit 99.1

GCP APPLIED TECHNOLOGIES SIGNS A DEFINITIVE AGREEMENT

TO BE ACQUIRED BY SAINT-GOBAIN

Alpharetta, GA – December 6, 2021 - GCP Applied Technologies Inc. (NYSE: GCP) (GCP or the Company), today announced that it has entered into a definitive agreement pursuant to which Saint-Gobain will acquire all of the outstanding shares of GCP Applied Technologies for $32.00 per share, in cash, in a transaction valued at approximately $2.3 billion (approximately €2.0 billion).

The agreed upon price represents a premium of 39% above the volume-weighted average price per GCP share for the 30-trading days ended on the undisturbed date of November 30, 2021. The business combination has been unanimously approved by the Boards of Directors of Saint-Gobain and GCP Applied Technologies respectively. Saint-Gobain has obtained undertakings from Starboard and Standard Investments (formerly known as 40 North) / Standard Industries to vote their respective stakes of 8.9% and 24.2% in favor of the transaction.

Closing of the transaction is subject to GCP Applied Technologies shareholders’ approval, antitrust approvals and satisfaction of other customary closing conditions with closing expected in the second half of 2022.

Simon Bates, President and Chief Executive Officer of GCP, commented:

“Today opens an exciting new era in GCP’s rich history, for our shareholders, customers and employees. We are thrilled for GCP to join Saint-Gobain, the ideal strategic partner to support our growth. Thanks to its global platform, significant resources as well as commercial and innovation expertise, Saint-Gobain is perfectly positioned to ensure the success of GCP’s operations and people over the long term.”

Peter Feld, Independent Chair of the Board of GCP, added:

“The Board of GCP is unanimously supportive of this transaction and believes it provides full and fair value to all shareholders of GCP. Saint-Gobain represents a great partner for GCP and we are pleased to have reached this agreement. The Board would like to thank our leadership team and our dedicated employees for their significant contributions to GCP. These efforts have allowed us to achieve this great result.”

Benoit Bazin, Chief Executive Officer of Saint-Gobain, commented:

“The acquisition of GCP is an excellent and significant step for Saint-Gobain to further reinforce its worldwide leadership in construction chemicals and strengthen its geographic presence in North America and emerging markets, both objectives being at the core of our “Grow & Impact” strategic plan. We are very happy and truly excited to welcome into Saint-Gobain the GCP teams, with whom we share the same industrial and commercial culture. Given GCP’s leadership in its sector with well-recognized brands, expertise, know-how and businesses that are highly complementary with Chryso and CertainTeed, we are convinced that this great combination will create a very strong platform, with improved reach, value added solutions and services delivered to our customers. Leveraging Saint-Gobain’s scale and innovation capabilities, with GCP’s attractive geographic footprint, this transaction will result in enhanced profitable growth and value creation for our shareholders and will provide attractive development opportunities for both teams around the world.”

RBC Capital Markets, LLC is acting as financial advisor, and Latham & Watkins LLP is acting as legal counsel to GCP in connection with the transaction.

ABOUT GCP APPLIED TECHNOLOGIES

GCP Applied Technologies (NYSE: GCP) is a leading global provider of construction products technologies that include admixtures and additives for concrete and cement, the Verifi® in-transit concrete management system, high-performance waterproofing products, and specialty construction products. GCP products have been used to build some of the world’s most renowned structures.

For more information about GCP

visit www.gcpat.com

Contact

Investors Relations

William I. Kent, IRC

Vice President, Investor Relations

T +1 (617) 498-4344

investors@gcpat.com

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving GCP Applied Technologies Inc. (“GCP”), Cyclades Merger Sub, Inc. (“Merger Sub”) a wholly owned subsidiary of Cyclades Parent, Inc., (“Parent”) and Compagnie de Saint-Gobain S.A. (“Guarantor”). A special meeting of the stockholders of GCP will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. GCP expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of GCP and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF GCP ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GCP, PARENT, MERGER SUB, GUARANTOR AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by GCP with the SEC at the SEC’s website at www.sec.gov, at GCP’s website at www.gcpat.com or by sending a written request to GCP Applied Technologies Inc., Attn: GCP Shareholder Services, 2325 Lakeview Parkway, Alpharetta, Georgia 30009.

Participants in the Solicitation

GCP and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of GCP’s stockholders in connection with the Merger will be set forth in GCP’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the Merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the Merger. Information relating to the foregoing can also be found in GCP’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on March 26, 2021. To the extent that holdings of GCP’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring GCP to pay a termination fee of $71 million; (3) the risk that the Merger disrupts GCP’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of GCP to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on GCP’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that GCP’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against GCP and others; (9) other factors that could affect GCP’s business such as, without limitation, cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, GCP’s stockholders will cease to have any equity interest in GCP and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as GCP’s subsequent filings and quarterly reports and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, GCP undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.